EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Media Contact:                        Christina Watt, MWW/Savitt (206) 689-8505

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           BRIAZZ ANNOUNCES ANTICIPATED $2,000,000 DEBT FINANCING AND
                             NEW STRATEGIC ALLIANCE

SEATTLE - October 31, 2002 - Briazz (NASDAQ: BRZZ), the gourmet grab and go cafe chain, announced today that it is in negotiations to offer and sell up to $2.0 million in secured convertible notes to Flying Food Group or one or more of its affiliates. Flying Food Group is a provider of in-flight catering services at major international airports in the United States, and freshly-made food products for grocery and specialty retail. The notes would be secured by the assets of Briazz and would be convertible into the common stock of Briazz at $1.00 per share, at the option of the investors, or upon the occurrence of certain events, such as a subsequent equity financing. The investor would have registration rights covering the shares issuable upon conversion of the notes. The investment in the convertible notes would be made over the next few months in a series of closings. There can be no assurance that the negotiations with the investor will be successful or that the offering will be completed.

As of October 30, 2002, the investor has purchased demand notes having an aggregate principal amount of $350,000. These notes are secured by the company's assets and will convert into, and be part of, the $2.0 million investment once the terms of such investment has been finalized. Briazz has used the proceeds received to date, and will use the proceeds received in the future, to pay down existing debts and for general working capital.

In addition to the $2.0 million debt financing, Briazz is in initial discussions with institutional investors for an additional $3.0 to $4.0 million of capital. There can be no assurance that the negotiations with institutional investors will be successful or that the offering will be completed.



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In connection with the $2.0 million financing, Briazz is negotiating with FFG to produce its food at FFG's central kitchens. FFG has central kitchen facilities in each of Briazz's geographic markets. Briazz's intent is to close its own central kitchens following the move of the food preparation operations to FFG.

"We are very excited about the opportunity to work with FFG, which has an excellent reputation for quality and consistency in the food industry. By contracting with FFG for the preparation of our food, we believe it maintains the advantages of central kitchens, without the overhead involved," said Victor Alhadeff, Chairman and CEO of Briazz. "Currently, we estimate we are using approximately 20% of our Seattle kitchen's capacity, approximately 40% of our San Francisco kitchen's capacity, 20% or less of the Chicago kitchen's capacity and approximately 30% of the Los Angeles kitchen's capacity. By closing these kitchens and moving food preparation to FFG, our operating expenses in each geographic market would be significantly lower. It also allows us to move into new geographic markets more quickly."

Briazz proposes to enter into a management services contract with FFG. Under the proposed terms of the agreement, Briazz would grant FFG a five-year right to purchase up to 2 million shares of common stock at $1.10 per share. FFG would have registration rights covering the shares issuable upon exercise of the right. Unless and until Briazz obtained shareholder approval, exercise of the right, together with conversion of the convertible notes, would be limited to 19.9% of our outstanding common stock.

Briazz anticipates that all of its central kitchens will be closed by early December. Briazz reported $3.7 million of unallocated central kitchen losses in 2001 and $1.9 million in the 1st half of 2002. There can be no assurance that the negotiations with FFG regarding food preparation will be successful or that the transition to a third-party's central kitchens for food preparation will be completed.

"The contemplated agreements with Flying Food are the foundation of a key new strategic alliance. The outsourcing of the kitchens will include the hiring of many current Briazz employees who actually prepare our menu items on a daily basis. The outsourcing agreement will result in substantial savings and simplification of the business. Because FFG has operations in a number of cities, Briazz can now serve customers in some of the largest markets in America without opening new kitchens in those markets. In addition, Briazz and Flying Food share several key relationships. Under this alliance we can better serve key strategic customers, " continued Alhadeff.



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In conjunction with the closure of the central kitchens,  Briazz will reduce the operational complexity of the business and the related G&A expenses. "The strategic alliance with FFG allows Briazz to dramatically cut expenses and positions the company to strengthen its balance sheet," explained Alhadeff. In addition to the expected savings resulting from its central kitchen closures, Briazz expects to reduce its overhead by eliminating approximately 15 to 17 corporate positions. Briazz expects to complete these reductions by early December.

Due to Briazz's decision to move its food preparation to FFG, Briazz is reevaluating its grocery business and will be withdrawing from the test with Albertsons.

None of the securities described herein have been registered under the Securities Act of 1933, as amended, and none of the securities described herein will be registered under the Securities Act. None of the securities described herein may be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer of any of the securities described herein in any jurisdiction.



ABOUT BRIAZZ
With its first cafe opened in Seattle in 1995, Briazz now operates 46 cafes near heavy concentrations of office buildings in Chicago, Los Angeles, San Francisco and Seattle. Providing gourmet foods to on-the-go consumers through company-operated cafes, box lunch delivery, corporate accounts and selected wholesale accounts, Briazz features high quality, high taste sandwiches, soups and salads as well as baked goods, fruit and coffee.


This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include comments regarding the use of proceeds of the anticipated $2.0 million financing, the company's negotiations and completion of the $2.0 million convertible note financing and further financings on terms favorable to the company, if at all, the company's negotiations and completion of the food preparation agreement with Flying Food Group on terms favorable to the company, if at all, the timing and magnitude of central kitchen closures and reductions in G&A, the benefits of a strategic alliance with Flying Food and the benefits to the company from using a third-party for food preparation. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future results or performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the company's operating results, negotiating an agreement with the private investor and other investors on terms favorable to the company, or at all, preparing, filing and clearing SEC comments with respect to the proposed registration statement relating to the convertible note financing, and the investors' ability to fund their proposed commitments, the ability of the company to compete successfully, office occupancy, the ability of the company to maintain current cafe locations and secure new ones, food and labor costs, operation in only four geographic areas and reliance upon distributors and wholesale customers. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements,



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please see the "Risk Factors"  described in Exhibit 99.1 to the company's Report on Form 10-Q, filed on August 13, 2002, and in other filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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